Exhibit A

                                   CSW ENERGY
                        LETTERS OF CREDIT AND GUARANTEES


                                FEES  FEES    REFERENCE
PROJECT    *        AMOUNT      PD   PAYABLE    NUMBER   MATURITY   BENEFICIARY   OBLIGOR     PURPOSE     AUTHORITY
-------    -        ------      --   -------    ------   --------   -----------   -------     -------     ---------
KVA JOINT  G    $5,600,000.00   N/A   N/A        N/A       N/A      Weyerhauser    CSW     Land Purchase   General
VENTURE

TOTAL           $5,600,000.00
                 ============


      *  G   - Guarantee